     As filed with the Securities and Exchange Commission on July 23, 1999
                                                      Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                             RF MONOLITHICS, INC.
                                 ____________

            (Exact name of registrant as specified in its charter)


             Delaware                             76-1688027
             --------                             ----------
     (State of Incorporation)          (I.R.S. Employer Identification No.)

                                 ____________

                                4347 Sigma Road
                              Dallas, Texas 75244
                                 ____________
                   (Address of principal executive offices)
                                 ____________

                          1997 EQUITY INCENTIVE PLAN
                                 ____________
                           (Full title of the plans)

                                Sam L. Densmore
                President, Chief Executive Officer and Director
                                4347 Sigma Road
                              Dallas, Texas 75244
                                (972) 233-2934
                                 ____________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ____________

                                  Copies to:

                          Matthew B. Hemington, Esq.
                              Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA 94306
                                 ____________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                            Proposed Maximum     Proposed Maximum
  Title of Securities     Amount to be          Offering             Aggregate           Amount of
   to be Registered        Registered     Price per Share (1)   Offering Price (1)    Registration Fee
--------------------------------------------------------------------------------------------------------
Stock Options and
 Common Stock (par
 value $.001)            200,000 shares          $8.9375           $1,787,500             $496.93
========================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the closing sales price of Registrant's Common Stock on July 20, 1999 as reported on the Nasdaq National Market.
===============================================================================

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                    REGISTRATION STATEMENT ON FORM S-8 NOS.
                  33-83492; 333-1420; 333-23669 AND 333-59643

     The contents of Registration Statement on Form S-8 Nos. 33-83492; 333-1420; 333-23669 and 333-59643 filed with the Securities and Exchange Commission on August 30, 1994; February 14, 1996; March 20, 1997 and July 23, 1998,
respectively, are incorporated by reference herein.

                                   EXHIBITS


Exhibit
Number

  5          Opinion of Cooley Godward LLP.

 23.1        Consent of Deloitte & Touche LLP.

 23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

 24          Power of Attorney is contained on the signature pages.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 23, 1999.

                                    RF Monolithics, Inc.



                                    By:  /s/ Sam L. Densmore
                                       -----------------------------------------
                                         Sam L. Densmore
                                         President and Chief Executive Officer



                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Sam L. Densmore and James P. Farley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                           Date
    /s/ Sam L. Densmore              President, Chief Executive
-------------------------------      Officer and Director                 July 23, 1999
      (Sam L. Densmore)              (Principal Executive Officer)



    /s/ James P. Farley              Vice President, Controller and
-------------------------------      Secretary (Principal Financial       July 23, 1999
      (James P. Farley)              and Accounting Officer)



   /s/ Michael R. Bernique           Director                             July 23, 1999
-------------------------------
    (Michael R. Bernique)


   /s/ Cornelius C. Bond, Jr.        Director                             July 23, 1999
-------------------------------
   (Cornelius C. Bond, Jr.)


     /s/ Dean C. Campbell            Director                             July 23, 1999
-------------------------------
      (Dean C. Campbell)


     /s/ Matthew J. Desch            Director                             July 23, 1999
-------------------------------
      (Matthew J. Desch)


  /s/ Francis J. Hughes, Jr.         Director                             July 23, 1999
-------------------------------
   (Francis J. Hughes, Jr.)